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[LETTERHEAD]


For Immediate Release                  Contact:  Gary Grahn
                                                 Chief Financial Officer
                                                 Mail Boxes Etc.
                                                 (619) 455-8991

                   MAIL BOXES ETC. ACQUIRED BY U.S. OFFICE PRODUCTS

San Diego, May 22, 1997 - Mail Boxes Etc., Inc. (NASDAQ: MAIL), the world's largest franchisor of business communication and postal service centers announced today that it has signed a definitive agreement to be acquired by U.S. Office Products Company (NASDAQ: OFIS) in an all-stock "pooling" deal.

U.S. Office Products (USOP) will exchange one share of its stock for each share of Mail Boxes Etc. (MBE) stock in the transaction (subject to adjustment in certain circumstances). There are approximately 11.3 million shares of MBE stock outstanding, valuing the transaction at $276.9 million, based on USOP's closing price of $24.50 yesterday. At this price, the deal represents a 24.8% premium to MBE's closing price of $19.625 yesterday.

Approximately 1.3 million in MBE employee stock options will be converted by USOP to options to purchase USOP stock. The transaction is subject to various regulatory and closing conditions, including the approval of MBE's shareholders.

"We are anticipating significant benefits from the proposed merger," said A.W.
(Tony) DeSio, MBE's founder, vice chairman and chief executive officer. "This strategic relationship will create an entity that will be a strong competitor in the marketplace for products and services required by small businesses in the U.S. and abroad. The dynamic growth of small business formations in recent years makes this market segment one of the most attractive targets for MBE and USOP's joint marketing activities," said DeSio.

"This is a win-win deal for the shareholders of both companies, MBE's Franchise Owners and for the millions of customers at Mail Boxes Etc.'s 3,300-plus locations around the world," said Jonathan J. Ledecky, USOP chairman and chief executive officer. "It brings USOP's buying power in office supplies, office furniture, packaging supplies, coffee services, computer network services, print and forms management, and travel services to the small office/home office (SOHO) market, which consists primarily of businesses with less than 20 employees and dovetails neatly with USOP's existing focus on the 25-500 employee middle-market customer," said Ledecky.

"This strategic relationship creates a powerful alliance that will enable both companies to achieve unprecedented growth worldwide," said James H. Amos, Jr., president and chief operating officer of


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MBE. "The significant synergies of process, systems, and people that exist between our two companies will allow us to become the dominant force in providing the products and services required by the rapidly growing SOHO and small-business market throughout the world," said Amos.

Under the terms of the transaction, MBE will become a wholly-owned subsidiary of USOP. MBE's corporate headquarters will remain in San Diego, and all corporate officers will be retained. MBE franchisees currently sell more than $1.3 billion in products and services to their customer base, and have an installed base of nearly 500,000 postal box holders at their facilities worldwide.

"The opportunities to sell our current range of products and services to the MBE customer base is substantial," said Timothy J. Flynn, president and chief operating officer of USOP. "Our vendors have expressed tremendous support for an acquisition of this type, because they want to see additional channels of distribution in the SOHO and small business market. The opportunity to drop a USOP-based catalog of over 34,000 business products and services marketed under the powerful Mail Boxes Etc. name into the 400,000-plus postal boxes of MBE customers is an enormous opportunity. In addition, there are millions of other small business customers who turn to MBE every week for help in achieving business success. We think that USOP's menu of products and services will ultimately help pull foot traffic into the MBE units and increase the revenues and profits enjoyed by the MBE system," said Flynn.

"Prior to any potential major synergies, we expect that this merger will be non-dilutive to USOP, based on joint earnings forecasts for both companies for the fiscal year ending April 1998," said Donald H. Platt, USOP chief financial officer. "MBE has no significant long-term debt and a very liquid balance sheet that includes over $32 million in cash equivalents and nearly $60 million in unleveraged assets. The merger of the two companies' balance sheets will enhance USOP's financial ratios, while the approximate 25%-plus operating income margin enjoyed by MBE will move our firm that much closer to our goal of an 8% company-wide operating margin," said Platt.

"Because MBE does not have any central purchasing program for office and packaging supplies for its franchisees, we believe the upside potential is significant to USOP in this area alone," said Thomas Morgan, president of USOP's North American Office Products Group. "We also believe that we will bring an organized, wider in-store product selection and superior prices to MBE's customer base, due to our purchasing power in the vendor community," said Morgan.

"Our mutual opportunities are enormous," said MBE chairman Michael Dooling. "USOP can now build on the joint marketing agreement we have forged with Microsoft in the Internet marketing arena and help us aggressively market to the 47-million customer SOHO market. USOP will also have a powerful new shareholder in United Parcel Service, which owns over 1.8 million MBE shares; in fact, the combined USOP/MBE will be one of the largest customers of UPS delivery services in the world," said Dooling.

"It's a tribute to the brilliance of MBE Founder Tony DeSio and MBE's innovative franchisees around the world that Mail Boxes Etc. is synonymous with service to the small business customer,"


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said USOP Chairman Ledecky. "It is our hope that by working together with Jim
Amos and his talented management team at MBE Headquarters we can build on Tony's legacy and grow with the SOHO customer base. Our joint opportunity with MBE is to enable the combined USOP/MBE to truly capture tomorrow's middle market customer today," said Ledecky.

Mail Boxes Etc., headquartered in San Diego, is the world's largest franchisor of business communication and postal service centers. MBE has more than 3,300 centers operating worldwide, with master licensing agreements in place for the development of the MBE business in 52 countries around the world. MBE centers are owned and operated by licensed franchisees of Mail Boxes Etc. or its master licensees.


U.S. Office Products Company, is one of the fastest growing suppliers of a broad range of office products and business services to corporate, commercial, industrial and educational customers. Since its initial public offering in February 1995, USOP has emerged as a leading consolidator of several highly fragmented industries that serve the office needs of business and educational customers. Since its inception, USOP has completed more than 165 acquisitions, with current annualized sales of approximately $3.2 billion. USOP operates throughout the United States, as will as in New Zealand, Australia, Canada and the United Kingdom, selling a full range of more than 34,000 office and educational products and services to its customers, and currently has over 15,000 employees.

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This press release includes "forward looking statements" that involve uncertainties and risks. There can be no assurance that actual results will not differ from the Companies' expectations. Factors that could cause such differences include the pace and timing of acquisitions, the Companies' abilities to realize cost savings and efficiencies, competitive and general economic conditions, and other risks described in the Companies' filings with the Securities and Exchange Commission.

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A CONFERENCE CALL TO DISCUSS THE ABOVE RELEASE WILL BE HELD AT 11:30 A.M.
EASTERN TIME TODAY. TO PARTICIPATE IN THIS CALL FROM THE UNITED STATES AND CANADA, DIAL 1-888-836-6071 AND ASK TO BE INCLUDED IN THE U.S. OFFICE PRODUCTS CONFERENCE CALL. CALLERS IN THE WASHINGTON, D.C. METRO AREA CAN DIAL 703-736-7362 TO BE CONNECTED WITH THE CALL.